STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

February 7, 2011

Job Number: C20110207-0520
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20110095269-75	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: G Ramos
Certificate Number: C20110207-0520
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number	20110095269-75
Filing Date and Time	02/07/2011 9:33 AM
Entity Number	E0075092011-5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	A & C United Agriculture Developing Inc
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: ____ Name ☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below) Corporate Administrative Services, Inc. Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 1955 Baring Blvd (Street Address), Sparks (City), Nevada 89434 (Zip Code) Mailing Address (if different from street address), City, Nevada, Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 500,000,000 Par value per share: $ .001 Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Yidan Liu (Name) 1955 Baring Blvd (Street Address), Sparks (City), NV (State), 89434 (Zip Code) 2) Jun Huang (Name) 1955 Baring Blvd (Street Address), Sparks (City), NV (State), 89434 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Any Lawful Activity
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Daniela Peterson (Name) X Daniela Peterson (Incorporator Signature) 1955 Baring Blvd (Address), Sparks (City), NV (State), 89434 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X Daniela Peterson 2/6/2011 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **A & C UNITED AGRICULTURE DEVELOPING INC**, did on February 7, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 9, 2011.

ROSS MILLER
Secretary of State

Certified By: G Ramos
Certificate Number: C20110207-0520
You may verify this certificate
online at **http://www.nvsos.gov/**